As filed with the Securities and Exchange Commission on February 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0380010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue

Milwaukee, Wisconsin 53209-4408

(414) 524-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

with a copy to:

Brian J. Cadwallader Vice President, Secretary and General Counsel 5757 N. Green Bay Avenue Milwaukee, Wisconsin 53209-4408 (414) 524-1200	Patrick G. Quick Jessica Lochmann Allen Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price	Amount of registration fee
Debt Securities
Common Stock, $1.00 par value	(1)	(1)
Preferred Stock, $1.00 par value
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units (2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. This registration statement also covers delayed delivery contracts that may be issued by Johnson Controls, Inc. under which the party purchasing such contracts may be required to purchase debt securities, common stock or preferred stock. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock, preferred stock or depositary shares and (b) common stock, preferred stock, depositary shares, debt securities, other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.

PROSPECTUS

Johnson Controls, Inc.

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,

Warrants, Stock Purchase Contracts and Stock Purchase Units

We may offer and sell from time to time securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	common stock;

•	preferred stock, which may be convertible into our common stock;

•	depositary shares;

•	senior or subordinated debt securities, which may be convertible into our common stock, preferred stock or depositary shares;

•	warrants to purchase common stock, preferred stock, depositary shares or debt securities; and

•	stock purchase contracts and stock purchase units.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any supplement and any other offering material applicable to the specific issue of securities carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. Each applicable prospectus supplement to this prospectus and/or other offering material will provide the specific terms of the plan of distribution.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Our common stock is listed on the New York Stock Exchange under the symbol “JCI.”

See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 6, 2015.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “we ,” “us,” “our,” the “Company” and “Johnson Controls” refer to Johnson Controls, Inc. and its consolidated subsidiaries, collectively. References to the “common stock” refer to Johnson Controls’ common stock, par value $1.00 per share. References to the “preferred stock” refer to Johnson Controls’ preferred stock, par value $1.00 per share. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, territories, possessions and all areas subject to its jurisdiction.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement and/or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and/or other offering materials together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement and/or other offering materials. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement to this prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering materials, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

Certain statements in this prospectus, any supplement to this prospectus and/or other offering material and the information incorporated by reference in this prospectus or any prospectus supplement and/or other offering material, other than purely historical information, including without limitation estimates, projections, outlook, targets, guidance, goals, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project,” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. We caution that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements will be included in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, and also may be described in any prospectus supplement and/or other offering material. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. Unless otherwise specified, the forward-looking statements included in this prospectus, any supplement to this prospectus and/or other offering material are only made as of the date of such document, and unless otherwise specified, we assume no obligation, and disclaim any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document.

JOHNSON CONTROLS, INC.

Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. We create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and seating and interior systems for automobiles.

Our Building Efficiency business is a global market leader in designing, producing, marketing and installing integrated heating, ventilating and air conditioning (HVAC) systems, building management systems, controls, security and mechanical equipment. In addition, the Building Efficiency business provides technical services, energy management consulting and operations of entire real estate portfolios for the non-residential buildings market. We also provide residential air conditioning and heating systems and industrial refrigeration products.

Our Automotive Experience business is one of the world’s largest automotive suppliers, providing innovative seating and interior systems through our design and engineering expertise. Our technologies extend into virtually every area of the interior including seating, door systems, floor consoles, instrument panels and cockpits. Customers include most of the world’s major automakers.

Our Power Solutions business is a leading global supplier of lead-acid automotive batteries for virtually every type of passenger car, light truck and utility vehicle. We serve both automotive original equipment manufacturers (OEMs) and the general vehicle battery aftermarket. We also supply advanced battery technologies to power certain Start-Stop vehicles, hybrid and electric vehicles.

Our principal executive offices are located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209-4408, and our telephone number is (414) 524-1200.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods presented:

Year Ended September 30,					Three Months Ended December 31, 2014
2014	2013	2012	2011	2010
4.6 x	4.4 x	3.6 x	5.2 x	5.6 x	5.3 x

For the purposes of computing this ratio, “earnings” consist of net income attributable to Johnson Controls, Inc. from continuing operations before income taxes, income attributable to noncontrolling interests and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus interest capitalized during the period. “Fixed charges” consist of (i) interest incurred and amortization of debt expense plus (ii) the portion of rent expense representative of the interest factor.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 1,802,000,000 shares of capital stock, 1,800,000,000 of which are shares of common stock, par value $1.00 per share, and 2,000,000 shares of which are preferred stock, par value $1.00 per share. As of January 31, 2015, there were 653,631,841 shares of common stock outstanding and no shares of preferred stock issued and outstanding. Shares of our common stock are listed on the New York Stock Exchange under the symbol “JCI.”

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our restated articles of incorporation and our by-laws, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Common Stock

Preemptive Rights

Our common shareholders do not have any preemptive rights except as the board of directors may otherwise determine.

Dividends

After all dividends on all of our preferred stock outstanding have been paid or declared and set apart for payment, the holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefor.

Liquidation or Dissolution

In the event of a liquidation, dissolution or winding up of our affairs, holders of our common stock are entitled to share ratably in the distribution of our assets that remain after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, to our preferred shareholders.

Voting Rights and Extraordinary Transactions

Our common shareholders are entitled to one vote for each share of common stock held on all matters on which our shareholders are entitled to vote, and our common shareholders vote together share for share with our preferred shareholders as one class, except as otherwise provided by law or as determined by our board of directors at the time it establishes a series of preferred stock.

Provisions of our articles of incorporation and by-laws might discourage some types of transactions that involve an actual or threatened change of control. Our articles of incorporation provide that, subject to specified exceptions, the affirmative vote or consent of the holders of four-fifths of all classes of our capital stock, considered as one class, is required (1) for the adoption of any agreement for the merger or consolidation of us with or into any other corporation or (2) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of our assets to, or any sale, lease, exchange, mortgage, pledge, other disposition to us in exchange for our securities or any assets of, any other corporation, person or other entity, if, in either case, the other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of our outstanding capital stock. Any corporation, person or other entity will be deemed to be the beneficial owner of all shares of our capital stock which are beneficially owned, directly or indirectly, by it and its affiliates and associates, and which it and its affiliates and associates have the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

The provisions of our articles of incorporation requiring a four-fifths vote are not applicable to (1) any merger or consolidation of us with or into any other corporation, or any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of our assets to, or any sale, lease, mortgage, pledge or other disposition to us in exchange for our securities or any assets of, any other corporation, person or other entity, if our board of directors by resolution has approved a memorandum of understanding with the other corporation, person or other entity, with respect to and substantially consistent with the proposed transaction, prior to the time the other corporation, person or other entity has become a beneficial owner of more than 10% of our outstanding capital stock or (2) any merger or consolidation of us with, or any sale, lease, exchange, mortgage, pledge or other disposition to as of any assets of, any corporation of which a majority of the outstanding capital stock is held by us.

No amendment to our articles of incorporation may amend, alter, change or repeal any of the provisions of our articles of incorporation requiring a four-fifths vote unless the amendment effecting the amendment, alteration, change or repeal receives the affirmative vote or consent of the holders of four-fifths of all of our capital stock, considered as one class.

Provisions of Wisconsin law might also discourage some types of transactions that involve an actual or threatened change of control of Johnson Controls. Sections 180.1140 through 180.1144 of the Wisconsin Business

Corporation Law contain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, including Johnson Controls, and a significant stockholder, unless the board of directors of the corporation approves the business combination or the stockholder’s acquisition of shares before the shares are acquired. Similarly, Sections 180.1130 through 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to specified business combinations unless minimum price and procedural requirements are met. Following the commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on specified share repurchases effected at a premium to the market and on specified asset sales by the corporation unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of Wisconsin corporations, including Johnson Controls, held by any person or persons acting as a group in excess of 20% of the voting power of the corporation is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the corporation or in specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

Number and Tenure of Board of Directors; Special Meetings

Our by-laws provide that our board of directors is composed of not less than nine nor more than thirteen directors. A director may be removed from office by shareholders prior to the expiration of his or her term, but only:

•	at a special meeting called for the purpose of removing the director;

•	by the affirmative vote of two-thirds of the outstanding shares entitled to vote for the election of the director; and

•	for cause, but if the board of directors, by resolution adopted by the affirmative vote of at least two-thirds of the directors then in office plus one director, recommends removal of a director, then the shareholders may remove the director without cause by the vote described in the two clauses above.

A special meeting of shareholders may be called only by the chairman of the board of directors, the vice chairman of the board of directors, the president or the board of directors, and will be called by the chairman of the board of directors or the president upon the demand of shareholders representing at least 10% of all of the votes entitled to be cast at the special meeting.

The affirmative vote of (1) shareholders possessing at least four-fifths of the voting power of the outstanding shares of all classes of our capital stock, considered as one class (subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation) or (2) at least two-thirds of the directors then in office plus one director, is required to amend, alter, change or repeal the provisions of the by-laws relating to the number and tenure of members of our board of directors.

Preferred Stock

General

Our articles of incorporation authorize our board of directors to issue shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as may be designated by our board of directors without any further vote or action by our shareholders, provided that the aggregate liquidation preference of all shares of preferred stock outstanding may not exceed $100,000,000. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Johnson Controls.

The specific terms of a particular series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement and/or other offering material relating to that series. The related prospectus supplement and/or other offering material will contain a description of material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock described in the prospectus supplement and/or other offering material.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by articles of amendment to the articles of incorporation relating to that series. A prospectus supplement and/or other offering material, relating to each series, will specify the terms of the preferred stock as follows:

•	the maximum number of shares to constitute, and the designation of, the series;

•	whether the shares will be issued as fractional shares:

•	the annual dividend rate, if any, on shares of the series, whether the rate is fixed or variable or both, and the date or dates from which dividends will begin to accrue or accumulate;

•	the price at and the terms and conditions on which the shares of the series may be redeemed;

•	the liquidation preference, if any, that the holders of shares of the series would be entitled to receive upon the liquidation, dissolution or winding up of our affairs;

•	whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which that fund would be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of the fund;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of common stock, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and whether that conversion is mandatory or optional; and

•	the voting rights, if any, of the shares of the series.

Dividends

The holders of our preferred stock will be entitled to receive dividends at the rate per year set by our board of directors, payable quarterly typically on the last day of March, June, September, and December in each year for the respective calendar quarter ending on those dates, when and as declared by our board of directors. Dividends will accrue on each share of preferred stock from the first day of each quarterly dividend period in which the share is issued or from another date as our board of directors may fix for that purpose. All dividends on preferred stock will be cumulative so that if we do not pay or set apart for payment the dividend, or any part thereof, for any dividend period on the preferred stock then issued and outstanding, the unpaid portion of the dividend will thereafter be fully paid or declared and set apart for payment, but without interest, before any dividend will be paid or declared and set apart for payment on our common stock. The holders of our preferred stock will not be entitled to participate in any of our other or additional earnings or profits, except for those premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up of our affairs.

Any dividend paid upon our preferred stock at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent there are accrued dividends, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made. No dividends will be paid upon any shares of any series of preferred stock for a current dividend period unless there has been paid or declared and set apart for payment dividends required to be paid to the holders of each other series of preferred stock for all past dividend periods of the other series. If any dividends are paid on any of our preferred stock with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preferred stock then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each series of preferred stock in the proportions that the dividends then accumulated and payable on each series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preferred stock.

Liquidation or Dissolution

In case of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock would be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that series of preferred stock, together with all accrued but unpaid dividends thereon, whether or not earned or declared, before any of our assets would be paid or distributed to holders of our common stock. In case of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, if our assets would be insufficient to pay the holders of all of the series of our preferred stock then outstanding the full amounts to which they may be entitled, the holders of each outstanding series would share ratably in our assets in proportion to the amounts which would be payable with respect to that series if all amounts payable thereon were paid in full. Our consolidation or merger with or into any other corporation, or a sale of all or any part of our assets, will not be deemed a liquidation, dissolution or winding up of our affairs for purposes of this paragraph.

Redemption

Except as otherwise provided with respect to a particular series of our preferred stock, the following general redemption provisions will apply to each series of preferred stock.

On or prior to the date fixed for redemption of a particular series of our preferred stock or any part of a particular series of our preferred stock as specified in the notice of redemption for that series, we will deposit adequate funds for the redemption, in trust for the account of holders of that series, with a bank having trust powers or a trust company in good standing, organized under the laws of the United States or the State of Wisconsin doing business in the State of Wisconsin and having capital, surplus and undivided profits aggregating at least $1,000,000. If the name and address of the bank or trust company and the deposit of or intent to deposit the redemption funds in the trust account is stated in the notice of redemption, then from and after the mailing of the notice and the making of the deposit, the shares of the series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of the shares of the series in or with respect to us will cease and terminate except only the right of the holders of the shares:

•	to transfer shares prior to the date fixed for redemption;

•	to receive the redemption price of the shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth day preceding the date fixed for redemption, to exercise privileges of conversion, if any, not previously expired.

Any money deposited by us that remains unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the date fixed for redemption, be paid to us upon our request, after which repayment the holders of the shares called for redemption will no longer look to the bank or trust company for the payment of the redemption price but will look only to us or to others, as the case may be, for the payment of any lawful claim for the money which holders of the shares may still have. After the six-year period, the right of any shareholder or other person to receive payment for its shares in the series redeemed may be forfeited in the manner and with the effect provided under Wisconsin law. Any portion of the money so deposited by us, in respect of shares of our preferred stock called for redemption that are converted into our common stock, will be repaid to us upon our request.

In case of redemption of only a part of a series of preferred stock, we will designate by lot, in the manner our board of directors may determine, the shares to be redeemed, or we will effect the redemption pro rata.

Conversion Rights

Except as otherwise provided with respect to a particular series of our preferred stock, the following general conversion provisions will apply to each series of our preferred stock that is convertible into common stock.

All shares of our common stock issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issuance except taxes, if any, payable by reason of issuance in a name other than that of the holder of the share or shares converted and except as otherwise provided by applicable Wisconsin law.

The number of shares of our common stock issuable upon conversion of a particular series of preferred stock at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of the series surrendered for conversion by the conversion price per share of common stock then in effect for that series. We will not be required, however, upon any such conversion, to issue any fractional share of common stock, but in lieu of fractional shares we will pay to the holder who would otherwise be entitled to receive a fractional share a sum in cash equal to the value of the fractional share at the rate of the then-prevailing market value per share of our common stock. The then-prevailing market value per share means for these purposes the last reported sale price of our common stock on the New York Stock Exchange. Shares of our preferred stock will be deemed to have been converted as of the close of business on the date the transfer agent receives the certificate for the shares to be converted, duly endorsed, together with written notice by the holder of its election to convert the shares.

The basic conversion price per share of common stock for a series of our preferred stock, as fixed by the board of directors, will be subject to adjustment from time to time as follows:

•	If we (1) pay a dividend or make a distribution to all of our common shareholders as a class in shares of common stock, (2) subdivide or split the outstanding shares of common stock into a larger number of shares, or (3) combine the outstanding shares of our common stock into a smaller number of shares, the basic conversion price per share of common stock in effect immediately prior thereto will be adjusted so that the holder of each outstanding share of each series of our preferred stock which by its terms is convertible into common stock will thereafter be entitled to receive upon the conversion of that share the number of shares of common stock which the holder would have owned and been entitled to receive after the happening of any of the events described above had that share of preferred stock been converted immediately prior to the happening of the event.

•	If we issue to all of our common shareholders as a class any rights or warrants enabling them to subscribe for or purchase shares of our common stock at a price per share less than the current market price per share of our common stock, the conversion price per share of common stock in effect immediately prior thereto for each series of preferred stock which by its terms is convertible into common stock will be adjusted by multiplying the conversion price by a fraction. The numerator of the fraction would be the sum of the number of shares of common stock outstanding and the number of shares of common stock which the aggregate exercise price, before deduction of underwriting discounts or commissions and other expenses we would incur in connection with the issue, of the total number of shares so offered for subscription or purchase would purchase at the current market price per share. The denominator of the fraction would be the sum of the number of shares of common stock outstanding at the record date and the number of additional shares of common stock so offered for subscription or purchase.

•	If we distribute to all of our common shareholders as a class evidences of our indebtedness or assets, other than cash dividends, the basic conversion price per share of common stock in effect immediately prior thereto for each series of preferred stock which by its terms is convertible into common stock would be adjusted by multiplying the basic conversion price by a fraction, of which the numerator will be the difference between the current market price per share of common stock and the fair value, as determined by our board of directors, of the portion of the evidences of indebtedness or assets, other than cash dividends, so distributed with respect to one share of common stock, and of which the denominator would be the current market price per share of common stock.

Any adjustment to the conversion price for any series of our preferred stock is made retroactively. No adjustment will be made in the conversion price for any series of our preferred stock if the amount of the adjustment would be less than fifty cents, but any adjustments which are not made for that reason will be carried forward and taken into account in any subsequent adjustment and all adjustments will be made not later than the earlier of three years after the occurrence of the event giving rise to the adjustment or the date as of which the adjustment would require an increase or decrease of at least 3% in the aggregate number of shares of common stock issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All adjustments will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of our common stock, or if we consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, proper provisions will be made as part of the terms of the capital reorganization, reclassification, consolidation, merger or sale that any shares of a particular series of preferred stock at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock deliverable upon conversion of the shares of a particular series would have been entitled upon the capital reorganization, reclassification, consolidation or merger.

No adjustment with respect to dividends upon any series of our preferred stock or with respect to dividends upon our common stock will be made in connection with any conversion.

Whenever there is an issuance of additional shares of our common stock requiring an adjustment in the conversion price, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a series of our preferred stock, we will file with our transfer agent or agents, and at our principal office in Milwaukee, Wisconsin, a statement signed by our president or a vice president and by our treasurer or an assistant treasurer describing specifically the issuance of additional shares of common stock or other event (and, in the case of a capital reorganization, reclassification, consolidation or merger, the terms thereof), the actual conversion prices or basis of conversion as changed by the issuance or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of our common stock as a class any rights or warrants enabling them to subscribe for or purchase shares of common stock, we will also file in like manner a statement describing the issuance and the consideration we received as a result of that issuance. The statement so filed may be inspected by any holder of record of shares of any series of our preferred stock.

We will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized shares of our common stock for the conversion of all stock of all then outstanding series of preferred stock which are convertible into common stock.

Reissuance of Shares

Any shares of our preferred stock retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will thereafter have the status of authorized but unissued shares of preferred stock, and may thereafter be reissued as part of the same series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares of preferred stock.

Voting Rights

Holders of our preferred stock will be entitled to one vote for each share held on all questions on which our shareholders are entitled to vote and will vote together share for share with the holders of our common stock as one class, except as otherwise provided by law or as described below or as otherwise determined by the board of directors at the time of the establishment of a series of preferred stock.

The affirmative vote or written consent of the holders of record of at least two-thirds of the outstanding shares of a series of our preferred stock is a prerequisite of our right:

•	to create any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to that series of our preferred stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up; or

•	to change the designations, preferences, limitations, or relative rights of the outstanding shares of that series of preferred stock in any manner prejudicial to the holders thereof.

The affirmative vote or written consent of the holders of a majority of the outstanding shares of each series of our preferred stock will be a prerequisite to our right to authorize any shares of preferred stock in excess of 2,000,000 shares or any other shares ranking on a parity with our preferred stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up.

Special Voting Rights for the Election of Directors upon our Failure to Pay Dividends

Whenever dividends payable on any series of our preferred stock are in arrears in an aggregate amount equivalent to six full quarterly dividends on the shares of all of the preferred stock of that series then outstanding, the holders of preferred stock of that series will have the exclusive and special right, voting separately as a class, to elect two of our directors, and the number of directors constituting our board of directors will be increased to the extent necessary to effectuate that right. Whenever the holders of any series of our preferred stock have the right to elect two of our directors, that right may be exercised initially either at a special meeting of the holders possessing that right or at any annual meeting of our shareholders, and thereafter at annual meetings of our shareholders. The right of the holders of any series of our preferred stock voting separately as a class to elect members of our board of directors will continue until the time all dividends accumulated on that series of our preferred stock have been paid in full, at which time the right of the holders of that series of our preferred stock to vote separately as a class for the election of directors will terminate, subject to revesting in the event of any subsequent default in an aggregate amount equivalent to six full quarterly dividends.

At any time when the holders of any series of preferred stock have special voting rights as a result of our failure to make dividends, a proper officer will, upon the written request of the holders of at least 10% of the series of our preferred stock then outstanding entitled to the special voting rights addressed to our secretary, call a special meeting of the holders of that series of our preferred stock for the purpose of electing directors. The special meeting will be held at the earliest practicable date in the place designated pursuant to our by-laws or, if there be no designation, at our principal office in Milwaukee, Wisconsin. If the special meeting is not called by the proper officers within 20 days after personal service of the written request upon our secretary, or within 30 days after mailing the written request within the United States by registered or certified mail addressed to our secretary at our principal office, then the holders of at least 10% of the series of our preferred stock then outstanding may designate in writing one of the holders to call a special meeting at our expense, and the meeting may be called by that person upon the notice required for annual meetings of shareholders and will be held in Milwaukee, Wisconsin. In no event, however, will a special meeting be called during the period within 90 days immediately preceding the date fixed for our next annual meeting of shareholders.

At any annual or special meeting at which the holders of any series of our preferred stock will have the special right, voting separately as a class, to elect directors as a result of our failure to pay dividends, the presence, in person or by proxy, of the holders of 33 1/3% of the series of preferred stock entitled to the special voting rights will be required to constitute a quorum of that series for the election of any director by the holders of that series as a class. At that meeting or adjournment thereof, the absence of a quorum of the series of our preferred stock entitled to special voting rights will not prevent the election of directors other than those to be elected by that series of preferred stock voting as a class, and the absence of a quorum for the election of other directors will not prevent the election of the directors to be elected by that series of preferred stock voting as a class. In the absence of either or both quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum will have power to adjourn the meeting for the election of directors which they are entitled to elect until a quorum is present, without notice other than announcement at the meeting.

During any period in which the holders of any series of preferred stock have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled only by vote of a majority (even if that be only a single director) of the remaining directors elected by the holders of the series or class of stock which elected the directors whose offices have become vacant. During that period the directors so elected by the holders of any series of preferred stock will continue in office (1) until the next succeeding annual meeting or until their successors, if any, are elected by those holders and qualify, or (2) unless required by applicable law to continue in office for a longer period, until termination of the special voting rights of those holders, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of any series of our preferred stock to vote as a class for directors as described in this prospectus, the term of office of the directors then in office so elected by the holders of that series will terminate.

Other Restrictions upon our Failure to Pay Dividends or Retire Shares of Preferred Stock

If we fail at any time to pay dividends in full on our preferred stock, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on our preferred stock outstanding, have been declared and set apart in trust for payment or paid, or if at any time we fail to pay in full amounts payable with respect to any obligations to retire shares of our preferred stock, thereafter and until those amounts have been paid in full or set apart in trust for payment, we cannot:

•	without the affirmative vote or consent of the holders of at least 66 2/3% of our preferred stock at the time outstanding, redeem less than all of our preferred stock at the time outstanding; or

•

purchase any of our preferred stock except in accordance with a purchase offer made in writing to all holders of our preferred stock of all series upon the terms our board of directors, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective series. We may, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any series, use shares of that series that we acquired prior to our failure to pay dividends. We may also complete the purchase or redemption of shares of our preferred stock for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to our failure to pay dividends; or

•	redeem, purchase or otherwise acquire any shares of any other class of our stock ranking junior to the preferred stock as to dividends and upon liquidation.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts may be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement and/or other offering material.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Johnson Controls, Inc. and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement and/or other offering material. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF THE DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “we,” “us,” “our,” “Johnson Controls” and the “Company” refer to Johnson Controls, Inc., a Wisconsin corporation, and not any of its subsidiaries, unless the context requires.

Senior debt securities will be issued under an indenture between Johnson Controls and U.S. Bank National Association (as successor to JPMorgan Chase Bank, N.A.), as trustee, dated January 17, 2006, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between Johnson Controls and U.S. Bank National Association, as trustee, dated March 16, 2009, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.

Because we are a holding company, our right, and hence the rights of our creditors and shareholders, to participate in any distribution of assets of any of our subsidiaries upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of the creditors of the subsidiary, except to the extent that any claim of ours as a creditor of the subsidiary may be recognized. The debt securities will also effectively rank junior in right of payment to any of our secured debt.

The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•	the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•	the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•	if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•	whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•	the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•	the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies or foreign currency unit or units will be described in the related prospectus supplement and/or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Covenants Applicable to Senior Debt Securities

The senior indenture requires us to comply with the following restrictive covenants:

Restrictions on Secured Debt

We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness secured by mortgages, pledges, liens, encumbrances, conditional sale or title retention agreements or other security interests, which we refer to collectively as security interests, on any of our principal properties or any shares of capital stock or indebtedness of any of our restricted subsidiaries without making effective provision for securing the senior debt securities offered under this prospectus and any prospectus supplement and/or other offering material equally and ratably with the secured debt. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:

•	(a) any security interest on any property hereafter acquired or constructed by us or a restricted subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by us or a restricted subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any security interest upon such property existing at the time of acquisition thereof, whether or not assumed by us or such restricted subsidiary; or (c) any security interest existing on the property or on the outstanding shares of capital stock or indebtedness of a corporation at the time such corporation shall become a restricted subsidiary; or (d) a security interest on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a restricted subsidiary, provided, however, that no such security interest shall extend to any other principal property of ours or such restricted subsidiary prior to such acquisition or to the other principal property thereafter acquired other than additions to such acquired property;

•	security interests in property of ours or a restricted subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit us or a restricted subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such security interests;

•	any security interest on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to a restricted subsidiary;

•	mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

•	any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

•	security interests for taxes, assessments or governmental charges or levies not yet delinquent, or the security interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

•	security interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

•	landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest permitted by the senior indenture.

In addition to these exceptions, we or a restricted subsidiary may assume or guarantee other secured debt without securing the debt securities if the total amount of secured debt outstanding and value of sale and leaseback transactions at the time does not exceed 10% of Consolidated Shareholders’ Equity, determined as of a date not more than 90 days prior thereto.

“Consolidated Shareholders’ Equity” means, at any date, our stockholders’ equity and that of our consolidated subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles; provided that, our consolidated stockholders’ equity and that of our consolidated subsidiaries is to be calculated without giving effect to (i) the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification 715-60 (which replaced FASB Statement No. 106) or (ii) the cumulative foreign currency translation adjustment. The term “consolidated subsidiary” means, as to any person, each subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such person in accordance with generally accepted accounting principles, but excluding any such consolidated subsidiary of York International Corporation that would not be so consolidated but for the effect of FASB Accounting Standards Codification 810-10 (which replaced FASB Interpretation No. 46).

The term “value” means with respect to a sale and leaseback transaction, an amount equal to the greater of:

•	the total net amount of rent payable for the remaining term as of the date of determination under a lease of principal property by us or a restricted subsidiary, discounted from the respective due dates to such date at the rate per annum equal to the weighted average interest rate borne by the senior debt securities; or

•	the fair value of the property at the time of the sale and leaseback transaction, as determined by our board of directors.

Restrictions on Sale and Leaseback Transactions

We and our restricted subsidiaries may not engage in sale and leaseback transactions (excluding such transactions between us and our restricted subsidiaries or between our restricted subsidiaries) whereby a principal property that is owned by us or one of our restricted subsidiaries and that has been in full operation for more than 180 days is sold or transferred with the intention of taking back a lease of such property (except a lease for a term of no more than three years entered into with the intent that the use by us or such restricted subsidiary of such property will be discontinued on or before the expiration of such term).

The sale and leaseback of a principal property is not prohibited, however, if we and the applicable restricted subsidiary would be permitted under the senior indenture to incur secured debt equal in amount to the amount realized or to be realized upon the sale or transfer secured by a security interest on the principal property to be leased without equally and ratably securing the debt securities. We and our restricted subsidiaries may also engage in an otherwise prohibited sale and leaseback transaction if an amount equal to the value of the principal property so leased is applied, subject to credits for delivery by us to the trustee of debt securities we have previously purchased or otherwise acquired and specified voluntary redemptions of the debt securities, to the retirement (other than mandatory retirement), within 120 days of the effective date of the arrangement, of specified indebtedness for borrowed money incurred or assumed by us or a restricted subsidiary, as shown on our most recent consolidated balance sheet and, in the case of our indebtedness, the indebtedness is not subordinated to the debt securities.

Restrictions on Transfer of Principal Properties to Some Subsidiaries

The senior indenture provides that, so long as the senior debt securities of any series are outstanding, we will not, and will not cause or permit any of our restricted subsidiaries to, transfer (whether by merger, consolidation or otherwise) any principal property to any unrestricted subsidiary, unless such subsidiary shall apply within one year after the effective date of the transaction, or shall have committed within one year of the effective date to apply, an amount equal to the fair value of the principal property at the time of transfer:

•	to the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon the acquisition, construction, development or improvement will be, a principal property or properties or a part thereof;

•	to the redemption of senior debt securities;

•	to the repayment of certain indebtedness for borrowed money of us or any of our restricted subsidiaries, other than any indebtedness owed to any restricted subsidiary or our subordinated indebtedness; or

•	in part to an acquisition, construction, development or improvement and in part to redemption and/or repayment, in each case as described above.

The fair value of any principal property for purposes of this paragraph will be as determined by our board of directors. In lieu of applying all or any part of any amount to redemption of senior debt securities, we may, within one year of the transfer, deliver to the trustee under the senior indenture senior debt securities of any series, other than senior debt securities made the basis of a reduction in a mandatory sinking fund payment, for cancellation and thereby reduce the amount to be applied to the redemption of senior debt securities of that series by an amount equivalent to the aggregate principal amount of the senior debt securities so delivered.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

•	“principal property” means any manufacturing plant, warehouse, office building or parcel of real property, including fixtures but excluding leases and other contract rights which might otherwise be deemed real property, owned by us or any restricted subsidiary, whether owned on the date of the senior indenture or thereafter, that has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the consolidated net tangible assets of us and our restricted subsidiaries, other than such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution thereof delivered to the Trustee), is not of material importance to the business conducted by us and our restricted subsidiaries taken as a whole.

•	“restricted subsidiary” means any subsidiary other than an unrestricted subsidiary, and any subsidiary which is an unrestricted subsidiary but which is designated by our board of directors to be a restricted subsidiary. Our board of directors may not designate any subsidiary to be a restricted subsidiary if we would thereby breach any covenant or agreement contained in the senior indenture, assuming for the purpose of determining whether such a breach would occur that any secured debt of that subsidiary was incurred at the time of the designation and that any sale and leaseback transaction to which the subsidiary is then a party was entered into at the time of the designation.

•	“secured debt” means indebtedness for money borrowed which is secured by a security interest in (a) any principal property or (b) any shares of capital stock or indebtedness of any restricted subsidiary and certain indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its restricted subsidiaries (excluding indebtedness of unrestricted subsidiaries) that is so secured.

•	“subsidiary” means any corporation of which we, or we and one or more of our subsidiaries, or any one or more subsidiaries, directly or indirectly own more than 50% of the voting stock of such corporation.

•	“unrestricted subsidiary” means any subsidiary:

•	acquired or organized after March 31, 1989, other than any subsidiary acquired or organized after that date that is a successor, directly or indirectly, to any restricted subsidiary;

•	whose principal business or assets are located outside the United States, its territories and possessions, Puerto Rico or Canada;

•	the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers;

•	engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and

•	substantially all the assets of which consist of stock or other securities of a subsidiary or subsidiaries referred to above in this sentence, unless and until that subsidiary is designated by our board of directors to be a restricted subsidiary.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into any other corporation, provided that:

•	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

•	the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof; and

•	the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	extend the fixed maturity of any debt security of that series;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce the principal amount thereof or any premium thereon;

•	make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•	any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the applicable indenture and its consequences; and

•	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•	to evidence the succession of another corporation to us under the applicable indenture, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of us pursuant to the applicable indenture;

•

to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•	to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders;

•	to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•	to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•	to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Covenant Defeasance and Satisfaction and Discharge of a Series

Covenant Defeasance of any Series

If we deposit with the trustee, in trust, at or before maturity or redemption:

•	lawful money;

•	direct obligations of the government which issued the currency in which the debt securities of a series are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds; or

•	a combination thereof,

in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus or any prospectus supplement relating to such debt securities, except as to:

•	our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

•	certain of the events of default described under “Events of Default” below; and

•	other specified provisions of the applicable indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the applicable indenture.

Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.

Satisfaction and Discharge of any Series

Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the applicable indenture (excluding the exceptions discussed above under the heading “Covenant Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the applicable indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

•	the absence of an event of default at the date of deposit or on the 91st day thereafter;

•	our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

•	that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

As to any series of debt securities, an event of default is defined in the applicable indenture as being:

•	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

•	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

•	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

•	failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 75 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

•	an event of default with respect to any other series of debt securities issued under the applicable indenture or an uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money beyond any period of grace with respect thereto if

•	the aggregate principal amount of any such obligation is in excess of $100,000,000; and

•	the default in payment is not being contested by us in good faith and by appropriate proceedings;

•	specified events of bankruptcy, insolvency, receivership or reorganization; or

•	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

The trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, each indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

The senior debt securities will constitute part of our senior indebtedness and will rank equally with all outstanding senior debt. Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness seeming after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We and our affiliates utilize a full range of treasury services, including investment management and banking services, from the trustee and its affiliates in the ordinary course of business to meet our funding and investment needs.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and specified related matters.

Book-Entry, Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries;

•	Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•	Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the debt securities has occurred and is continuing; or

•	We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock , depositary shares or other securities. Warrants may be issued independently or together with debt securities, preferred stock, common stock or depositary shares offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of warrants to purchase preferred stock or depositary shares, and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock, depositary shares or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock, depositary shares or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts that obligate you to purchase from us, and obligate us to sell to you, a specified or varying number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock, preferred stock, depositary shares or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933, (the “Securities Act”) or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement and/or other offering material will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts.

SELLING SHAREHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement and/or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy that information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, including Johnson Controls, that file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available on our website, located at http://www.johnsoncontrols.com. The information on our website is not part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition:

Our Filings with the SEC	Period

Annual Report on Form 10-K	Year ended September 30, 2014

Quarterly Report on Form 10-Q	Quarter ended December 31, 2014

Current Report on Form 8-K	Dated December 23, 2014, December 30, 2014 and January 28, 2015

The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A dated April 23, 1965, as superseded by the description contained in the Company’s definitive proxy/registration statement (Form S-14 Registration No. 2-62382) incorporated by reference as Exhibit 1 to Current Report on Form 8-K, dated October 23, 1978, and in the

Company’s Registration Statement on Form S-14, dated April 18, 1985 (Registration No. 2-97136), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement and until we terminate the offering of securities pursuant to this prospectus. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of any of the documents incorporated by reference in this registration statement at no cost by writing to or calling our secretary at:

Johnson Controls, Inc.

Attention: Secretary

5757 North Green Bay Avenue

Milwaukee, Wisconsin 53209-4408

(414) 524-1200

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Brian J. Cadwallader, our Vice President, Secretary and General Counsel, and/or Foley & Lardner LLP, Milwaukee, Wisconsin. As of January 31, 2015, Mr. Cadwallader beneficially owned 14,916.478 shares of our common stock, and held options to purchase 85,621 shares of our common stock, of which options to purchase 32,550 shares were exercisable. The opinions of Mr. Cadwallader and Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinions of Mr. Cadwallader and Foley & Lardner LLP with respect to securities may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Johnson Controls, Inc. for the year ended September 30, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by Johnson Controls, Inc. (the “Company”).

	Amount
Securities and Exchange Commission registration fee		$(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)		(2)
Total	$

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
(2)	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Article VI of the Company’s Restated Articles of Incorporation provides that the Company shall indemnify any person who was or is a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, if (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Company’s board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that the person is entitled to indemnification.

Pursuant to the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

The indemnification provided by the Company’s Restated Articles of Incorporation and the Wisconsin Business Corporation Law is not exclusive of any other rights to which a director or officer of Johnson Controls may be entitled. The Company has entered into indemnification agreements with its directors and officers providing them with the indemnification permitted by Wisconsin law, and has purchased insurance as permitted by Wisconsin law on behalf of directors and officers, which may cover liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 6th day of February, 2015.

JOHNSON CONTROLS, INC.

By:	/s/ Brian J. Stief
Brian J. Stief
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on or before February 6, 2015. Each person whose signature appears below constitutes and appoints Alex A. Molinaroli, R. Bruce McDonald, Brian J. Stief and Brian J. Cadwallader, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Alex A. Molinaroli Alex A. Molinaroli	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian J. Stief Brian J. Stief	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Suzanne M. Vincent Suzanne M. Vincent	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ David Abney David Abney	Director

/s/ Natalie A. Black Natalie A. Black	Director

/s/ Julie L. Bushman Julie L. Bushman	Director

/s/ Eugenio Clariond Reyes-Retana Eugenio Clariond Reyes-Retana	Director

/s/ Raymond L. Conner Raymond L. Conner	Director

/s/ Richard Goodman Richard Goodman	Director

/s/ Jeffrey A. Joerres Jeffrey A. Joerres	Director

/s/ William H. Lacy William H. Lacy	Director

/s/ Mark P. Vergnano Mark P. Vergnano	Director

S-1

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	Form of Underwriting Agreement.*

3.1	Johnson Controls, Inc. Restated Articles of Incorporation, as amended through January 23, 2013 (incorporated by reference to Exhibit 3.1 to Johnson Controls, Inc. Current Report on Form 8-K dated January 28, 2013) (Commission File No. 1-5097).

3.2	Johnson Controls, Inc. By-Laws, as amended and restated through July 24, 2013 (incorporated by reference to Exhibit 3.1 to Johnson Controls, Inc. Current Report on Form 8-K dated July 25, 2013) (Commission File No. 1-5097).

4.1	Senior Indenture, dated January 17, 2006, between Johnson Controls, Inc. and U.S. Bank National Association, as successor trustee to JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to Johnson Controls, Inc. Registration Statement on Form S-3 [Reg. No. 333-157502]).

4.2	Subordinated Indenture, dated March 16, 2009, between Johnson Controls, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Johnson Controls, Inc. Current Report on Form 8-K/A dated March 20, 2009) (Commission File No. 1-5097).

4.3	Form of Senior Debt Securities.*

4.4	Form of Subordinated Debt Securities.*

4.5	Form of Deposit Agreement.*

4.6	Form of Deposit Receipt.*

4.7	Form of Warrant.*

4.8	Form of Warrant Agreement.*

4.9	Form of Stock Purchase Contract.*

5.1	Opinion of Foley & Lardner LLP, dated February 6, 2015.**

12.1	Statement re: computation of ratios of earnings to fixed charges.**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee for the Johnson Controls, Inc. debt securities under the senior indenture.**

25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee for the Johnson Controls, Inc. debt securities under the subordinated indenture.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.